Exhibit 10.1

股权转让合同书

Equity Transfer Agreement

转让方：深圳市百文企业管理咨询有限公司                                                                （甲方）

Transferor: Shenzhen Baiwen Enterprise Management Consulting Co., Ltd. (Party A)

统一社会信用代码：91440300MA5FJ3XQ42

Uniform Social Credit Code: 91440300MA5FJ3XQ42

地址：深圳市龙岗区龙城街道新联社区爱南路468号303-C1

Address: 303-C1, No, 468, Ainan Road, Xinlian Community, Longcheng Sub-district, Longgang District, Shenzhen City

受让方：新查里科技（杭州）有限公司                                                                       （乙方）

Transferee: CXJ Technology (Hangzhou) Co., Ltd (Party B)

统一社会信用代码：91330105MA2GL6F95E

Uniform Social Credit Code: 91330105MA2GL6F95E

地址：浙江省杭州市江干区, 东宁路553号东溪德必易园C区C290室

Address: C290, DoBe E-Manor, Dongning Road No. 553, Jianggan District, Hangzhou City, Zhejiang Province

深圳市蓝备生态科技有限责任公司（以下简称”蓝备”），于2020年10月28日根据中华人民共和国法律成立，注册资金为人民币100万元。为更快速的扩大经营，现甲方愿将其占公司51%的股权转让给乙方，经公司股东会会议通过，并征得他方股东的同意，现甲、乙双方协商，就转让股权一事约定如下：

Shenzhen Lanbei Ecological Technology Co., Ltd. (hereinafter referred to as “the Company”) was established on October 28, 2020 under the laws and regulations of the People’s Republic of China (PRC) with a registered capital of RMB 1 million. In order to expand the business more quickly, Party A is willing to transfer its 51% equity of the Company to Party B. After being approved by the shareholders’ meeting of the Company and with the consent of shareholders of the other Party, Party A and Party B hereby agree on the transfer of equity as follows:

一、	股权转让的价格、期限及方式

I. The price, time limit and method of equity transfer

1、甲方占有公司100%的股权，根据公司章程规定，甲方认缴出资人民币100万元。甲方尚未实缴注册资本。现甲方将其占该公司51%的股权以人民币1元转让给乙方。

1. Party A holds 100% of the Company’s equity. According to the Company’s articles of association, The registered capital is RMB1,000,000 but no capital is paid up. Now Party A transfers its 51% equity of the Company to Party B for RMB 1.

2、乙方应于本协议生效之日起【90】天内按第一条第1款规定的货币和金额以银行转帐方式一次性付清给甲方。

2. Party B shall make a lump-sum payment to Party A by bank transfer in accordance with the currency and amount specified in I.1 within [90] days from the effective date of this agreement.

3、股权转让先决条件：1、已完成工商变更登记；2、根据第一条第2款已支付股权转让款；

3.Conditions Precedent：1、Business registration is changed; 2、Pay equity transfer in accordance with the section I (2)

二、甲方保证对其拟转让给乙方的股权拥有完全、有效的处分权。

II. Party A guarantees that it has a complete and effective right to dispose of the equity it intends to transfer to Party B.

三、有关公司盈亏（含债权债务）的分担

III. Sharing of the Company’s profit and loss (including creditor’s rights and debts)

本协议生效后，乙方按股权比例分享利润和分担风险及亏损（含转让前该股权应享有和分担公司的债权债务）。

After this agreement comes into effect, Party B shall share profits and risks and losses in proportion to the equity (including the rights and debts of the Company that should be enjoyed and shared by the equity before the transfer).

四、特别约定

IV. Special Conventions

1、本协议生效后，甲方和乙方选举蔡利新担任公司法定代表人。

1. After this agreement comes into effect, Party A and Party B elect Lixin Cai as the legal representative of the Company.

2、如乙方对外转让股权的价格取得甲方同意，甲方有权同时以每股同等价格，出让部分或全部股权给同一受让人。同一受让人只受让乙方股权不受让甲方股权的，未经甲方书面同意，乙方亦不得转让股权。

2. If Party B obtains the consent of Party A for the price of the external transfer of equity, Party A has the right to transfer part or all of the equity to the same transferee at the same price per share. If the same transferee only accepts the equity of Party B but not the equity of Party A, Party B shall not transfer the equity without the written consent of Party A.

3、如甲方计划对外转让全部股权，乙方须以同等价格同时向受让人转让全部股权以配合完成公司的整体转让。

3. If Party A plans to transfer all of the equity to a third party, Party B must transfer all of the equity to the transferee at the same price in order to complete the Company’s overall transfer.

4、本次股权转让后的甲乙双方权利及义务，以蓝备公司在深圳市市场监督管理局登记备案的公司章程最新版本为准。

4. The rights and obligations of Party A and Party B after this equity transfer shall be subject to the latest version of the articles of association registered and filed to Shenzhen Administration For Market Regulation.

四、违约责任

Ⅳ.LIABILITIES FOR BREACH

如受让方不能按期支付股权价款，每逾期一天，应支付逾期部分总价款千分之三的逾期违约金。如因违约给转让方造成经济损失，违约金不能补偿的部分，还应付赔偿金。

Party B shall pay for overdue penalty according to 3‰ per day of overdue part in the event that Party B fails to fully pay for transferred equity on time pursuant to this Agreement.Party B shall pay the compensation if the economic damages caused by breach over the penalty.

五、纠纷的解决

V. Dispute resolution

1、本协议的效力、解释及履行均适用中华人民共和国法律。

1.The validity, interpretation and performance of this agreement shall be governed by and construed in accordance with the laws of the PRC.

2、凡因履行本协议所发生的争议，转让、受让双方应友好协商解决，如协商不成，向人民法院起诉。

2.All Parties of this Agreement shall resolve any dispute arising from this agreement through amicable negotiations\friendly negotiation. If negotiation fails, such dispute shall be referred to the People’s court.

六、协议的变更或解除

VI. Change or termination of the agreement

发生下列情况之一时，可变更或解除本协议，当事人应另签订变更或解除协议书、声明书：

This agreement can be changed or terminated under any of the following circumstances, and the parties shall sign an additional agreement or statement:

1、因不可抗力，造成本协议无法履行；

1. This agreement cannot be performed due to force majeure;

2、因情况发生变化，当事人双方经过协商同意。

2. Due to changes in circumstances, both parties agreed upon negotiation.

七、有关费用负担

VII. Related expenses

在转让过程中，发生的与转让有关的费用（如公证、评估或审计、工商变更登记等），由转让、受让方共同平均承担。

During the transfer process, the expenses related to the transfer (such as notarization, assessing, auditing, industrial and commercial change registration, etc.) incurred shall be borne by the Parties equally.

八、通知与送达

VIII. Notice and delivery

1、甲方指定送达地址：深圳市龙岗区天安数码城4栋B座1702-1710

联系人： 毛文彬

电子邮箱： mybookok@gmail.com

1. Address designated by Party A: 1702-1710, block B, Building 4, Tian’an Cyber Park, Longgang District, Shenzhen

Contact: Mao Wenbin

Address: mybookok@gmail.com

2、乙方指定送达地址：浙江省杭州市江干区，东宁路553号东溪德必易园C区C290室

联系人：蔡利新

电子邮箱：cailixin@cjlclub.com

2. Address designated by Party B: C290, DoBe E-Manor, Dongning Road No. 553, Jianggan District, Hangzhou City, Zhejiang.

Contact: Lixin Cai

Email: cailixin@cjlclub.com

3、双方关于本协议有关事项的通知、信函、文件资料等均可通过上述地址以特快专递、专人递送或电子邮件形式通知或送达对方。以特快专递送达的，在特快专递收件方签收后的第二日，视为有效送达；以专人递送的方式送达的，则受送达人实际签收日，视为有效送达；以电子邮件的方式送达的，以电子邮件发出之日，视为有效送达。若任何一方存在拒收情形的，快件退回之日视为送达成功之日。如一方变更地址后未及时通知另一方，则另一方在未得到正式通知之前，将有关文件送达该方原地址即视为已送达该方。

3. Notices, letters, documents and etc. of both parties related to this agreement can be notified or delivered to each other by express mail, personal delivery or e-mail through the above addresses. If it is served by express mail, it shall be deemed to have been effectively served on the second day after the express mail is signed; for personal delivery, it shall be deemed to be effectively served on the actual signing date of the addressee; if it is delivered by e-mail, it shall be deemed to have been effectively delivered on the date of e-mail delivery. In case of rejection by either party, the date of return of the express shall be deemed as the date of successful delivery. If one party fails to notify the other party in time after changing its address, the other party shall be deemed to have delivered relevant documents to the original address before receiving formal notice.

九、生效条件

IX. Effective conditions

本协议经甲方和乙方盖章，其法定代表人或授权代表签字后生效。

This Agreement shall come into force after being sealed by Party A and Party B and signed by their legal representatives or authorized representatives.

十、本协议一式肆份，甲乙双方各执壹份，公司各执壹份，其余报有关部门。

X. This agreement is made in quadruplicate, with each party holding one copy, the Company holding one copy, and the rest reported to relevant departments.

（以下无正文，为《股权转让协议书》之签署页）

(No text below; signature page of the Equity Transfer Agreement)

甲方（盖章）(Party A (seal))：

深圳市百文企业管理咨询有限公司

Shenzhen Baiwen Enterprise Management Consulting Co., Ltd.

法定代表人或授权代表（签字）:

(Legal representative or authorized representative (signature))：Wenbin Mao

乙方（盖章）(Party B (seal))：

新查里科技（杭州）有限公司

CXJ Technology (Hangzhou) Co., Ltd.

法定代表人或授权代表（签字）:

(Legal representative or authorized representative (signature))：Lixin Cai

2021年 8 月 19 日订于深圳市龙岗区
Date: August 19, 2021
Longgang District, Shenzhen